THE ROCK CREEK GROUP, LP

CODE OF ETHICS

February 2014

TABLE OF CONTENTS

B........ Special Requirements for Private Investments, New Issues, and Other Investments            5

Exhibits

Exhibit A – Trade Authorization Request Form

Exhibit B – New Hire and Annual Disclosure of Personal Securities Holdings

Exhibit C – Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts

Exhibit D – Disclosure of Corporate/Nonprofit Directorships

Exhibit E – Acknowledgment of Receipt of Code of Ethics and Compliance Manual

Exhibit F – Annual Certification of Compliance

Exhibit G – Supplemental Quarterly Certification

This Code of Ethics and Insider Trading Policy (“Code”) (together with the Rock Creek Compliance Manual, “Manual”), sets forth fiduciary principles and guidelines applicable to all employees (including temporary and contract employees) of The Rock Creek Group, LLC, The Rock Creek Group, LP, and their affiliated entities (collectively the entities are referred to as “Rock Creek” or the “Firm” and the employees are referred to as “Rock Creek personnel” or “Firm personnel”). The Manual provides procedures designed to comply with the requirements of Rule 206(4)–7 under the Advisers Act and Rule 17j-1 of the Investment Company Act, which require each registered investment adviser to adopt and implement written policies and procedures and a written code of ethics reasonably designed to prevent violations of the Advisers Act and Investment Company Act, respectively, by the adviser or any of its employees.

Rock Creek personnel must retain the Manual in an accessible place and incorporate any updates and revisions that may be distributed from time to time.  Appropriate disciplinary action will be taken for failure to comply with the requirements of the Manual and the applicable federal and state securities laws and regulations.

Capitalized terms used but not defined herein shall have the meanings set forth in the Rock Creek Compliance Manual.

I. STATEMENT OF GENERAL PRINCIPLES

A. Fiduciary Responsibilities

Rock Creek’s fiduciary relationship with its Clients (as defined in the Compliance Manual) imposes a series of general duties on Rock Creek personnel, discussed below.  Rock Creek personnel will comply with these general duties as well as with the specific policies and procedures in this Code of Ethics and the Rock Creek Compliance Manual.

1. Duty to Disclose Material Facts and Conflicts.  Rock Creek and Rock Creek personnel have a duty to disclose all material facts that may affect the services provided to Clients.  It is considered a fraudulent or deceptive act to make any untrue statements of a material fact or omit to state a material fact necessary to make the statement not misleading to any Client or prospective Client.  As a general rule, information is material if there is a substantial likelihood that a reasonable Client would attach importance to it.  The courts and the SEC have placed particular emphasis on the duty to disclose material conflicts of interest.  In general, these conflicts are disclosed in the Form ADV for The Rock Creek Group, LP and in the private placement memoranda and subscription agreements of the Rock Creek Funds.  Please remember that the appearance of a conflict of interest is sometimes as damaging to personnel and the Firm as an actual conflict.  Rock Creek recognizes that certain services provided to clients may raise potential conflicts of interest.  Rock Creek personnel must disclose all potential conflicts of interest to their supervisor, including those cases in which the conflict of interest occurs inadvertently.  If you become aware of any other potential conflicts, please promptly alert the Chief Compliance Officer (the “CCO”).

2. Duty to Act in the Best Interests of Clients.  Rock Creek personnel have a duty to act only in the best interests of the Clients, including the Funds.  This duty generally requires that the interests of Clients be placed above the interests of Rock Creek and Rock Creek personnel whenever a conflict may be present.  In some instances, Rock Creek may disclose the existence of a conflict and obtain the Investors’ prior consent to a proposed transaction or arrangement.  If a conflict arises between the interests of Clients and the interests of Rock Creek or Rock Creek personnel, it should be discussed with the CCO.

3. Duty to Treat Each Client Fairly.  Rock Creek may not confer a benefit on one Client to the disadvantage of another Client.  In keeping with this principle, Rock Creek personnel must take care that their actions do not benefit one Client to the detriment of another.  Of course, variances in the Clients (e.g., strategies, guidelines and objectives, liquidity needs, and risk tolerance) may result in taking action in the performance of Rock Creek’s duties to certain Clients that differ with regard to the timing and nature of action taken with respect to other Clients, so long as all Clients are treated equitably over time.

4. Duty to Provide Suitable Investment Advice.  Rock Creek has a duty to give investment advice that is suitable to each Client.  As a general rule, this duty requires Rock Creek personnel to be familiar with the representations made in private placement memoranda, other marketing materials, and RFPs as to the investment objectives and activities of the Clients whose assets they manage.  It also requires Rock Creek to conduct a full “due diligence” review in connection with selecting or recommending investments (e.g., Portfolio Funds) for the Clients.

B. Personal Securities Transactions

In general, Rock Creek personnel should not engage in any activity that conflicts with the interests of the Clients.  To help avoid any potential conflicts and ensure compliance with any applicable legal and regulatory requirements, this Code of Ethics sets forth guidelines and restrictions for personal securities trading.  If any individual has any doubt regarding the propriety of any investment — personal or otherwise — he or she should not proceed with the investment and may consult with the CCO regarding the application of such guidelines and restrictions.  Technical compliance with the Code’s procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duty.  At all times, Rock Creek personnel will:

  Place the interests of the Clients first.  Rock Creek personnel must scrupulously avoid serving their own personal interests ahead of the interests of the Rock Creek Clients.  They may not cause any Client to take action, or not to take action, for their personal benefit rather than the benefit of the Client.  For example, an employee may violate this Code by taking a limited investment opportunity for himself or herself without first considering whether the investment is appropriate for the Clients.
  Avoid taking inappropriate advantage of position.  For example, Rock Creek personnel may not use knowledge of a Client’s portfolio transactions or the transactions of a Portfolio Fund to personally profit by the market effect of those transactions.
  Conduct all personal trading in full compliance with this Code, including all blackout, pre-trade clearance, and reporting requirements.  Doubtful situations should be resolved in favor of the Client in question.

  II. DEFINITIONS

  The following is a list of defined terms used in this Code of Ethics and the Rock Creek Compliance Manual:

  “A. Access Person” means:

  1. any principal, partner, director, or officer of Rock Creek; and

  2. any person that is subject to the control or supervision of Rock Creek, including Rock Creek employees and/or independent contractors, who has access to nonpublic information regarding the purchase or sale of securities for Rock Creek’s Clients or is involved in making securities recommendations for Rock Creek clients.  A current list of such persons is maintained by the CCO.

  “B. Beneficial Ownership” means having or sharing the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.  A person will be deemed to have beneficial ownership indirectly in securities held by any member of the person’s immediate family sharing the same household.  Similarly, a person will be deemed to have beneficial ownership indirectly in the portfolio securities held by a corporation or partnership controlled by that person.

  “C. Covered Account” means, with respect to each Access Person:

  1. any personal securities account of the Access Person;

  2. any joint or tenant-in-common securities account in which the Access Person is a participant;

  3. any securities account of the Access Person’s spouse, domestic partner, minor children, or other family members sharing the same household;

  4. any securities account over which the Access Person acts as trustee, executor, or custodian or has similar powers of attorney for the benefit of the Access Person, the Access Person’s spouse, life partner, minor children, or other family sharing the same household; and

  5. any other securities account in which the Access Person has Beneficial Ownership, directly or indirectly.

  A Covered Account does not include any account over which the Access Person does not have any direct or indirect influence or control.

  “D. Portfolio Fund” means a fund in which a Client (including one of the RCG Funds) invests upon Rock Creek’s recommendation.

  “E. Security or Securities” includes stock, notes, debentures, limited partnership interests, limited liability company interests, and investment contracts, plus all derivative instruments (such as futures, options, and warrants) that are related to the foregoing.  All exchange-traded funds (“ETFs”), including those organized as mutual funds, and American Depositary Receipts (“ADRs”), are “Securities” for purposes of the Code of Ethics.

  The term “Security or Securities” does not include direct obligations of the U.S. government, money market instruments (e.g., bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments), shares of money market funds, shares of mutual funds (unless Rock Creek or an affiliate acts as the sub-adviser, investment adviser, or principal underwriter for the fund), interests in 529 Plans (where the investment adviser or its control affiliate does not manage, distribute, market, or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan that is a college savings plan) and units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

  “F. Securities Transaction” means a purchase or sale of Securities, which includes the writing of an option to purchase or sell a Security.

  III. GENERAL REQUIREMENTS FOR ACCESS PERSONS

  Access Persons must not engage in any Securities Transactions that involve a conflict of interest, possible diversion of a corporate opportunity, or the appearance of impropriety.  The following rules and restrictions will apply to such Securities Transactions of Access Persons and Covered Accounts.

  A. Securities of Certain Issuers in Which Access Persons Have Interests

  1. General Prohibition.  Consistent with the norms of fiduciary duty, an Access Person may not cause or attempt to cause any Client, Registered Fund, RCG Fund, or any Portfolio Fund to purchase, sell or hold any security for the purpose of creating any personal benefit.

  2. Disclosure Requirement.  Prior to recommending or otherwise causing a Client to acquire securities of a Portfolio Fund in which an Access Person has a material personal interest, the Access Person must disclose that interest in writing to the CCO.  Interests in a Portfolio Fund attributable to an earlier acquisition of the Portfolio Fund’s securities by another RCG Fund (i.e., when the Access Person has invested in an RCG Fund) may be deemed to be material for purposes of this Code.  This disclosure should be made before the investment decision is finalized in order to provide for an independent review.  Once disclosure is made, the CCO must review and authorize independently the proposed investment decision on behalf of the Client, through consultation with an Investment Professional who does not have an interest in that particular issuer.

  3. CCO Authorization.  The CCO may authorize any such investment decision, if the proposed acquisition by the Client (i) takes place in the ordinary course of business; (ii) is not expected to have any material market impact on the price of such securities; (iii) does not confer any potential benefit on the Access Person that may be deemed material; and (iv) is appropriate given any other conditions the CCO deems reasonable and considering the facts and circumstances as provided to the CCO.

  B. Special Requirements for Private Investments, New Issues, and Other Investments

  1. General

  From time to time, potential conflicts of interest may arise if Access Persons are offered “special” opportunities to participate in private placements or new issues for their personal benefit as a result of their position or relationship with Rock Creek or a Client.  In addition, potential conflicts of interest, such as front running, may arise if Access Persons purchase Securities (as defined in II.E. above) as well as financial instruments that are carved out of the statutory definition of “Securities” under the Code of Ethics rule based on non-public information obtained as a result of their position or relationship with Rock Creek or a Client.  Such participation may raise the question whether the opportunity should have been offered to the Clients and whether it was inappropriately offered to the Access Person.  It is Rock Creek’s policy that the interests of the Clients always come first and that no Access Person may be favored over a Client in determining allocations of investment opportunities.

  2. Directorships and Options in Portfolio Funds

  In connection with board or other activities for Portfolio Funds or companies in which Portfolio Funds invest, Access Persons may be granted options in the securities of such companies.  Any such options should be contributed to the appropriate Rock Creek Clients.  They may not be retained by the Access Person.

  3. Restricted Securities Listand Blackout Periods

  Certain transactions that Rock Creek engages may prohibit Rock Creek personnel from trading in certain securities for a specified time period (for either business or legal reasons).  These securities will be included in the Restricted List or subject to a Blackout Period.

  A security will be designated as “restricted” if Rock Creek has access to material non-public information about the security or its issuer.  Such securities will appear on a Restricted List maintained by the CCO.  An Access Person may not engage in trading activity in his or her Covered Account with respect to a security while it is on the Restricted List, except with the prior approval of the CCO.  In the absence of such approval, trading in securities on the Restricted List is prohibited and any orders placed but not yet executed in respect of such security must be cancelled.  Restrictions with regard to securities on the Restricted List extend to options, rights, warrants and other derivative instruments relating to those securities, any equivalent security, and any securities convertible into those securities.  The Restricted List will be uploaded and maintained on the Firm’s electronic personal trading platform.  Any potential personal trade will be cross checked against the Restricted List, which may be done electronically or in such other manner as the Compliance Committee determines.  The Restricted List will be available upon request.

  The Firm also will impose blackout periods (“Blackout Periods”), applicable to each Access Person, which will prohibit trading in a Covered Account in securities traded on behalf of any Client account where Rock Creek (i) purchases individual securities directly; or (ii) has access to transaction information on a 48-hour or less delay measured from execution (including securities traded by another sub-adviser to a Registered Fund).  Such Blackout Periods will apply to the 48 hours prior to and after each trade is executed. Any potential personal trade will be cross-checked against securities subject to the Blackout Period electronically.  The CCO may require any prohibited orders placed during a Blackout Period but not yet executed to be cancelled.  The CCO also may require any prohibited transactions occurring during a Blackout Period to be unwound. The Access Person bears the risk of any resulting losses.

  In the event an Access Person, at the commencement of their employment, is the Beneficial Owner of a Security that is subject to a blackout period or on the Restricted List, the Access Person must continue to hold such Security until receiving prior approval from the CCO to sell that Security, using the Trade Authorization Request Form attached as Exhibit A.

  Any violation of this Section III.B.3 may be grounds for immediate dismissal.

  4. Prior Approval Requirement

  In general, Access Persons must submit the Trade Authorization Request Form (attached as Exhibit A) (or such other form as the CCO will designate) electronically and obtain prior approval before directly or indirectly acquiring Beneficial Ownership in any new issue (“IPO”); in any private placement, including private placements of limited partnership interests (e.g., hedge funds); in emerging market securities (other than broad index-based ETFs and mutual funds); any security on the Restricted Securities List as maintained by the CCO (see next paragraph about securities on the Restricted List); or any security subject to a Blackout Period.  Authorization granted for trades through this prior approval process will be valid through the end of the next business day following receipt of such authorization.

  Securities on the Restricted List or Subject to a Blackout Period

  Prior to engaging in a transaction to buy or sell and Security in a Covered Account, each Access Person is required to enter information regarding the proposed transaction into Firm’s the electronic personal trading software.   A request for a transaction involving Securities on the Restricted List or subject to a Blackout Period at the time of the proposed transaction will be automatically denied.

  If a proposed trade is automatically denied because it involves a Security on the Restricted List, then the denied trade can be escalated for review by completing the Trade Authorization Request Form.  Approvals will be granted only under extraordinary circumstances and when (i) such transaction will not present a risk of harm to a Rock Creek Client; and (ii) the Access Person does not have material non-public information about such securities or the issuer of such securities; and (iii) the Access Person does not intend to engage in front running.

  If a proposed trade is automatically denied as being subject to the Blackout Period, the Access Person must abide by this decision unless such person wants to escalate the request for review by completing the Trade Authorization Request Form.  Approvals will be granted only under extraordinary circumstances and when (i) such transaction will not present a risk of harm to a Rock Creek Client; and (ii) the Access Person does not have material non-public information about such Securities or the issuer of such Securities; (iii) the Access Person does not intend to engage in front running; (iv) and the Access Person demonstrates financial hardship as a result of the trading restriction.

  IPOs

  With respect to each new issue subject to the prior approval requirement, the request for the transaction must be reviewed carefully by the CCO and approved in writing.  Approval will be granted, provided that (i) the investment opportunity has been considered first for investment on behalf of a Client or is not a suitable investment for any Client; and (ii) the investment opportunity has not been made available to an Access Person by virtue of his or her position with Rock Creek or with a Client.

  Private Placements

  With respect to each private placement transaction, the request for the transaction must be reviewed carefully by the CCO and approved in writing.  Approval will be granted, provided that (i) the investment opportunity has been considered first for investment on behalf of a Client or is not a suitable investment for any Client; (ii) the investment opportunity has not been made available to an Access Person by virtue of his or her position with Rock Creek or with a Client and (iii) the Access Person does not have material non-public information about the hedge fund manager.

  With respect to private placements, Access Persons should complete the Consent Request Private Fund form.

  Emerging Market Securities (other than broad index-based emerging market ETFs and mutual funds)

  Similarly, with respect to each emerging market securities transaction subject to the prior approval requirement, the request for the transaction must be reviewed carefully by the CCO and approved in writing.  Approval will be granted, provided that (i) the emerging market ETF/mutual fund in question is of reasonable size and liquidity such that the transaction would not, in the judgment of the CCO or the Compliance Committee, hinder a Client’s ability to effect a transaction with respect to the ETF/mutual fund and (ii) the Access Person does not have material non-public information about the ETF/mutual fund and/or its publicly traded securities and does not intend to engage in front running.

  With respect to emerging market securities (other than broad index-based emerging market ETFs and mutual funds), Access Persons should complete the Trade Authorization Request Form (Emerging Market ETF Specific) form. Note: the prior approval requirement does apply to emerging market regional and single country ETFs.

  5. Investment Holding Period

  All positions in Covered Accounts (whether or not they are subject to prior approval requirement) must be held for a minimum period of 30 calendar days.  Access Persons are prohibited from closing a position in a Covered Account within 30 calendar days of the date the position was established and purchasing, selling or entering into a Derivative (including an option contract) that expires in less than 30 calendar days. With respect to option exercises, the option holding period may be tacked on to meet the minimum holding period requirement.  The trade date of each purchase and sale will be the date used to determine when that position was established.

  A position may be liquidated within 30 calendar days of the date the position was established if the subsequent liquidating transaction will result in a financial loss equal to, or greater than, 5% of the cost basis to establish the position (excluding commission costs and fees).  Permission may be granted to liquidate a position before the end of the 30-calendar day holding period if the Access Person may be subject to financial hardship if required to maintain the position.  Hardship cases will require separate approval from the CCO.  The requirements of this section do not apply to the accounts of Access Persons’ immediate family members.

  C. Reporting

  1. Use of Approved Broker

  The Firm requires Access Persons to maintain Covered Accounts at one or more designated broker-dealer firms.  A list of designated brokers is maintained by the CCO.  Each Access Person will arrange for such designated brokers to send duplicate copies of all initial holdings, trade confirmations and all monthly account statements relating to personal holdings directly to Rock Creek’s third-party personal trading service provider via the Firm’s electronic personal trading platform or to the CCO.

  Under limited circumstances, the CCO may approve the use of a broker-dealer that is not included on the list of designated brokers.  Such approval will only be granted where the Access Person requesting the use of another broker-dealer arranges for its holdings, trade confirmations, and all monthly account statements to be sent to the third-party personal trading service provider.

  Each Access Person will have 30 days from the commencement of employment in which to transfer accounts and comply with this provision.

  2. Initial and Annual Disclosure of Personal Holdings

  Within 10 days of the commencement of employment, Access Persons are required to submit information on all Securities held in Covered Accounts, including private securities holdings, e.g., hedge funds (other than RCG Fund securities), using the New Hire and Annual Disclosure of Personal Securities Holdings form (Exhibit B).  In addition, Access Persons must submit the New Hire and Annual Disclosure of Personal Holdings form annually by January 31.  The information reported must be current as of 45 days or less of the date the report is submitted.

  3. Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts

  All Access Persons must submit quarterly reports to the CCO of all Securities Transactions in his or her Covered Accounts using the Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts form (Exhibit C).  The report must be provided no later than 30 days after the end of each calendar quarter in which a Securities Transaction has occurred in the Covered Account.  Access Persons will satisfy this obligation by directing their brokers to supply duplicate copies of quarterly account statements electronically for Covered Accounts to the CCO. In lieu of submitting the quarterly report electronically, under limited circumstances, Access Persons may direct their brokers to supply duplicate copies of quarterly account statements for Covered Accounts to the CCO.  Four quarterly statements will cover all Securities Transactions required to be reported.  All statements must be provided no later than thirty (30) days after the end of each calendar quarter.  The CCO will review the quarterly statements for questionable trades and trading patterns and, for those Access Persons with access to Client’s individual securities holdings, for improper investments in those securities.

  For securities transactions in a Covered Account that are not effected through a broker or dealer (for example, purchases or sales of limited partnership interests), Access Persons are required to provide the CCO with a record of the transaction including the title and amount of the security, date and nature of the transaction (e.g., purchase or sale), price, and, if the transaction was effected with or through a bank, and the name of the bank.  This record must be provided no later than 30 days after the end of the calendar quarter in which the transaction was effected.  (See also Section III.B.4 above regarding prior approval for participation in, among other things, private placements, IPOs, certain emerging market securities, and securities on the Restricted List).

  Additionally, all Access Persons must disclose any new Covered Accounts that were established during the past calendar quarter in the Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts form.

  IV. OTHER DUTIES/RESPONSIBILITIES/GIFTS

  A. Service as a Director

  Access Persons must obtain prior authorization from the CCO before serving on the board of directors of any company that is a “for profit” organization, and must disclose any service on the board of directors of any entity, including a not-for-profit organization.  Prior authorization may be requested by submitting to the CCO a completed Disclosure of Corporate/Nonprofit Directorships form, which is attached to this Code as Exhibit D.  Authorization will be based upon a determination that the board service would not be inconsistent with the interests of Rock Creek or its Clients, and is consistent with the provisions of the Code and the Rock Creek Compliance Manual.

  B. Outside Employment

  The Firm discourages its employees from holding a second job, but outside employment may be allowed in some cases.  The Firm does not allow an employee to engage in outside work that:

  a. Detracts from the employee’s ability to discharge Firm responsibilities.
  b. Adversely affects the quality of the employee’s work for the Firm.
  c. Competes with the Firm.
  d. Requires the use of the Firm’s resources or facilities.
  e. Affirms/implies that the Firm endorses or sponsors the outside interest.
  f. Could damage the Firm’s reputation.
  g. Creates an actual or potential conflict of interest.

  Access Persons must obtain prior written authorization from the CCO before accepting outside employment.

  C. Corporate Opportunity

  Access Persons may not acquire or derive personal gain or profit from any business opportunity or investment that comes to their attention as a result of affiliation with the Firm without first disclosing all relevant facts pertaining to the opportunity to the CCO and formally offering such opportunity or investment to the Firm in writing.

  D. Gifts

  This section describes policies and procedures designed to ensure that Rock Creek employees are not unduly influenced by the receipt of gifts or other inducements and do not attempt to improperly influence current or potential clients, investors, vendors or service providers with gifts or other inducements.  For purposes of this section, the term “gift” includes money, services, travel, entertainment, hospitality, and products, including, gifts related to national holidays or other similar circumstances.

  Accepting gifts is improper when it would compromise, or could reasonably be viewed as compromising, an employee’s ability to make objective and fair business decisions that are in the best interests of Rock Creek’s clients or investors.  Similarly, providing gifts may be improper when the gift appears to be an attempt to secure business through improper means or to gain a special unfair advantage in a business relationship.  Finally, an employee that purchases products or services (e.g., office supplies, technology-related products, or brokerage or investment management services) for Rock Creek or its clients may not use that position to benefit him or herself.

  Compliance with these policies is an important condition of employment with Rock Creek.  Violations are extremely serious and may result in severe sanctions, which may include reduction of salary, loss of bonus, termination of employment for cause, or for certain violations, criminal sanctions.  Accordingly, these policies should be interpreted broadly and any questions should be directed to the employee’s supervisor and the Compliance Committee.  If an employee wishes to request an exception to these policies, he or she must obtain the prior written approval of the CCO.

  1. Solicitation of Gifts

  No Rock Creek employee may solicit directly or indirectly any gift from a current or potential client, investor, vendor, or service provider.

  2. Cash or Cash-Equivalents

  Rock Creek employees may never give to, nor accept for themselves or for their friends and/or family, cash or cash equivalents (e.g., gift cards or gift certificates) from current or potential clients, investors, or persons who provide goods or services to Rock Creek directly or indirectly (including underlying funds and their investment managers).

  3. Speaking andConsulting Engagements

  Rock Creek employees may not accept personal compensation from anyone for speaking or consulting engagements without the prior approval of the CCO.  When seeking such prior approval, the Rock Creek employee bears the obligation to provide the CCO with sufficient information to determine and evaluate potential conflicts of interest.

  4. Receipt of Non-Cash Gifts

  Except as described in this sub-section, employees may receive gifts up to $100 in the aggregate per year from any current or potential client, investor, vendor or service provider. If gifts given to a Rock Creek employee are of an extraordinary or extravagant nature, the employee should immediately contact the CCO for guidance.

  Nominal Gifts.  Rock Creek employees may accept gifts of merely nominal value, which may include usual and customary promotional items, such as calendars, holiday gifts, restaurant guides, hats, pens, or other items marked with a company’s logo without counting them toward the $100 limit.

  Gifts from Issuers.  Access Persons may not accept gifts from issuers (including private investment companies) with a value in excess of $100 whose securities they cover, buy, recommend to clients, or consider recommending to clients without the prior written approval of the CCO.

  Business Meals.  Rock Creek employees may accept business meals from current or potential clients, investors, Portfolio Funds, vendors, and service providers without counting them toward the $100 annual limit if: (i) the meals have a valid business purpose; (ii) a representative of the vendor or service provider is present; and (iii) they are held at appropriate venues consistent with high standards of ethics, integrity, and professional propriety and (iv) the meals are not so frequent or extravagant as to raise any question of impropriety.  Business meals have a valid business purpose when they provide an opportunity to discuss legitimate business topics.

  Entertainment.  Rock Creek employees may attend entertainment events without counting them toward the $100 annual limit if: (i) they have a valid business purpose; (ii) a representative of the client, investor, vendor, or service provider is present; (iii) they are held at appropriate venues consistent with the highest standards of ethics, integrity, and professional propriety; and (iv) they are not so frequent or extravagant as to raise any question of impropriety.  Entertainment events have a valid business purpose when they provide an opportunity to discuss legitimate business topics.

  Travel Expenses.  Except as described in this paragraph, no transportation or lodging expenses may be reimbursed or paid for by any entity other than Rock Creek without prior written approval from the CCO or their designee.  An employee may accept transportation and/or lodging if they are: (i) incidental to a business-related event or meeting; and (ii) reasonable under the circumstances.  Except as set forth in the preceding sentence, an employee may not accept transportation and/or lodging without the prior approval of the CCO or their designee.

  5. Giving of Non-Cash Gifts to Clients and Investors

  Except as described below, no employee or person associated with Rock Creek (which includes Rock Creek employees) may offer gifts having an aggregate value of more than $100 per year to any current or potential client or investor, or person associated with a current or potential client or investor.

  Business Meals.  Rock Creek employees may host business meals for current or potential clients or investors without counting them toward the $100 annual limit if: (i) the meals have a valid business purpose; (ii) a Rock Creek employee is present; (iii) they are held at appropriate venues consistent with the highest standards of ethics, integrity, and professional propriety; and (iv) the meals are not so frequent or extravagant as to raise any question of impropriety.

  Entertainment.  Rock Creek employees may host entertainment events for current and potential clients or investors without counting them toward the $100 annual limit if: (i) they have a valid business purpose; (ii) a Rock Creek employee is present; (iii) they are held at appropriate venues consistent with the highest standards of ethics, integrity, and professional propriety; and (iv) they are not so frequent or extravagant as to raise any question of impropriety.

  Travel Expenses.  Rock Creek employees may provide to current or potential clients or investors reasonable transportation without counting such transportation toward the $100 annual limit; provided such transportation is in connection with visits to Rock Creek offices or some other valid business purpose, such as to and from meetings, business meals and entertainment events meeting the standards set forth in this Code.

  6. Giving of Non-Cash Gifts to Pension Plans

  Many state and local governments restrict gratuities to, and entertainment of, representatives of State governments and governmental benefit plans. The rules vary in different jurisdictions; in some instances, the dollar thresholds above which gratuities or entertainment are unlawful may be quite low.  Given the foregoing, Rock Creek employees may only give non-cash gifts to representatives of State governments and governmental benefit plans after prior clearance from the CCO.

  7. Giving of Non-Cash Gifts to Vendors/Service Providers/Subadvisers to Registered Funds

  No Rock Creek employee may give gifts to any person at a securities or financial institution that are so frequent or extravagant as to raise any question of impropriety.

  8. Giving Non-Cash Gifts to Unions, Trustees or Representatives

  Many unions and Taft-Hartley benefit plans restrict gratuities to, and entertainment of their representatives.  Given the foregoing, no Rock Creek employee or person associated with Rock Creek (which includes Rock Creek employees) may entertain or offer or give gifts to any person at unions, union representatives, union trustees of any Taft-Hartley benefit plan or labor relations consultant, including those items permitted under subsection (e) above.

  9. Personal Gifts

  Notwithstanding the above, gifts based on a personal relationship (e.g., wedding gifts or gifts for the birth of a child) generally may be given or received without reporting them and without counting them toward any annual limit.  Such gifts, however, must be given by an individual in his or her personal capacity and must not be so excessive or extravagant that such a gift would raise questions of impropriety and reasonableness under the circumstances.  Further, personal non-cash gifts that are given by a Rock Creek employee to a current or potential client, investor, vendor, or service provider and exceed $300 must be reported to the CCO.

  E. Personal Relationships

  Business relationships must not be influenced by any considerations other than the best interests of Rock Creek and its Clients and investors.  Personal interests may never be part of a decision to choose a particular vendor or service provider.

  F. Loans

  Loans by a Rock Creek employee to a client or investor or by a Client or investor to an employee (except for normal commercial loans or between family members) are prohibited as a matter of firm policy and good business practice.

  G. Charitable Contributions

  1. Soliciting Charitable Contributions

  Rock Creek employees may participate in outside charitable, educational, and other not-for-profit organizations in accordance with the relevant provisions of these procedures governing outside business activities.  Further, an employee may ask Rock Creek to make a contribution through a request to his or her supervisor and with the approval of the CCO.

  2. Making Charitable Donations

  Making frequent or large charitable contributions to organizations where senior representatives of current or potential clients or investors have associations may create the appearance of a “pay to play” relationship, which should be avoided by Rock Creek employees.

  Employees are required to disclose charitable donations in the Supplemental Quarterly Disclosure form (see Exhibit G) except in the following circumstances:

  Charitable donations that are less than $500 (in the aggregate to an organization); and;

  Charitable donations to one’s religious institution (e.g., church, synagogue, mosque, temple, etc.);

  Charitable donations to institutions approved by the CCO.

  H. Criminal Activity; Illegal Activity

  Without limiting the Firm’s rights in the Employee Handbook or in separate employment contracts with its employees, the Firm may dismiss employees who are convicted of certain criminal activities.  If an employee is arrested or is under investigation for charges involving dishonesty, breach of trust, or money laundering, the Firm may suspend the person without pay until an investigation is completed.

  If you believe that an employee has committed an illegal or dishonest act or an act that causes harm to people or property, you should promptly report it to the CCO.  The information you provide will be held in the strictest confidence possible.  An employee who knows of an illegal, harmful, or dishonest act but does not report it may be considered an accessory.  There will be no retaliation from the Firm or any of its employees against a person who presents in good faith what he or she believes to be evidence of an illegal, harmful, or dishonest act committed by another Rock Creek employee.

  I. Civic/Political Activities and Contributions

  All employees, including Access Persons, are subject to Rock Creek’s Political Activity Compliance Policy as set forth in Section XX of the Compliance Manual.  Access Persons are encouraged to exercise their responsibility to vote and take an active interest in the issues of their communities.  However, Access Persons should not display political symbols, distribute political literature, gather signatures on a petition, or otherwise engage in political activity at Rock Creek’s facilities or functions.  Access Persons should not use envelopes or stationery printed with the Firm’s name or address for political correspondence.

  Subject to the requirements of Section XX of the Compliance Manual and Rule 204(4)-5 under the Advisers Act, Access Persons are certainly allowed to make contributions to any political candidate or party they choose.  However, an employee is not to make any donation or present any personal gift in the name of Rock Creek.  Access Persons should not make any direct or indirect political contributions for the purpose of obtaining or retaining Rock Creek’s engagement as an investment adviser to a Government Entity.In addition, Access Persons should not make contributions, directly or indirectly, to any person or Political Action Committee that may influence the selection or retention of an investment adviser by a Government Entity.

  J. Reporting Violations

  Rock Creek employees who become aware of a violation of this Code of Ethics are required to report the violation to the CCO.  It is Rock Creek’s policy that any such report will remain confidential and that no adverse action will be taken against any person solely for reporting a violation in good faith.  Rock Creek undertakes to create an environment that encourages and protects personnel who report violations.

  K. Websites and Social Networking

  These general guidelines regarding the use of websites and social networking sites as such use relates to what you post about Rock Creek are designed to protect the privacy, confidentiality, reputation, and interests of Rock Creek and its employees.  These guidelines are not meant to infringe upon your personal interaction or commentary online, but rather to help you maintain a respectful, knowledgeable interaction on the Internet.  Rock Creek may have an interest in the communications of employees with co-workers, clients, vendors, suppliers, competitors, and the general public on the employees’ own time. Inappropriate communications, even if made on the employees’ own time using their own resources, may be grounds for discipline up to and including immediate termination.  Rock Creek encourages all employees to use good judgment when communicating via blogs, online chat rooms, social networking sites, and other electronic and non-electronic forums.

  Rock Creek employees should not make reference to Rock Creek or Rock Creek’s business on websites, including but not limited to personal websites and social networking websites (e.g., LinkedIn, Facebook, Twitter, and other such sites) without the prior written approval from the CCO.  The limited mention of Rock Creek on an employee’s LinkedIn or similar professional profile as his or her current employer, however, is permitted and does not require the prior approval of the CCO.  This limited exception is conditioned upon the employee 1) deleting any reference to Rock Creek as their current employer upon the termination of their Rock Creek employment; 2) any such limited use being in compliance with all Rock Creek policies and procedures and employment related agreements; and 3) avoiding any and all use of LinkedIn or any social media or networking sites for purposes of general advertising or solicitation or the promotion of Rock Creek’s funds or business in any manner, which is strictly prohibited.  For the avoidance of doubt, specific details and examples describing how the aforementioned policy works is set forth below:

  Rock Creek employees will not create or make reference to Rock Creek or its business on social networking websites without prior written approval from the CCO. When mentioning Rock Creek or speaking for Rock Creek, all communications must comply with Rock Creek’s Fund Sales Activities Policy (see Section VI of the Compliance Manual). In addition, such communications should be subject to Rock Creek’s Recordkeeping Policy (see Section XIII of the Compliance Manual), including, but not limited to, maintaining records and the proper disposal of such information.  All communications intended to be made by Rock Creek must be pre-approved by the CCO.

  All communications that mention Rock Creek or speak on behalf of Rock Creek are subject to Rock Creek’s Supervisory Procedures (See Section II of the Compliance Manual).

  Make it clear that the views expressed in social media are yours alone.  Do not purport to represent the view of Rock Creek in any fashion.

  Be considerate in all actions, such as “liking” or similar action on third-party social media, that may purport to be endorsing or adopting certain information or views.

  All communications must comply with Rock Creek’s Insider Trading Policy (see Section III of the Compliance Manual).  Do not disclose confidential or proprietary information regarding Rock Creek, your co-workers or Rock Creek’s limited partners, investors, or investments.  Use of Rock Creek information, trade secrets, or other sensitive information may subject you to legal action.  If you have any doubt about whether it is proper to disclose information, please discuss it with the CCO.

  All Rock Creek logos, service marks, and trademarks may only be used with explicit, written permission from the CCO. This is to prevent the appearance that you speak for or represent Rock Creek officially. Further, do not use Rock Creek logos, trademarks, web addresses, email addresses or other symbols in social media.

  Speak respectfully about Rock Creek and our current, potential, and prior employees, limited partners, investors, investments and competitors.  Be respectful of the privacy and dignity of your co-workers.  Do not use or post photos of co-workers without their express consent.  Do not engage in name-calling or behavior that will reflect negatively on Rock Creek’s reputation. Note that unfounded or derogatory statements or misrepresentations are not viewed favorably by Rock Creek and can result in disciplinary action up to and including termination.

  Rock Creek encourages you to write knowledgeably, accurately, and to be professional.  Despite disclaimers, your web interaction can result in the public forming opinions that are not favorable about Rock Creek and its employees, partners, investors and products.

  Harassing, obscene, defamatory, threatening, or other offensive content must be avoided.  Harassing or discriminatory comments, particularly if made on the basis of gender, race, religion, age, national origin, or other protected characteristics, may be deemed inappropriate even if Rock Creek’s name is not mentioned.  If social media communications in any way may adversely affect your relationships at work or violate Rock Creek policy, you may be subject to discipline up to and including immediate termination under various Rock Creek policies.

  Recognize that you are legally liable for anything you write or present online. Employees can be disciplined by Rock Creek for commentary, content, or images that are defamatory, pornographic, proprietary, harassing, libelous, or that can create a hostile work environment.  You can also be sued by Rock Creek employees, competitors, and any individual or company that views your commentary, content, or images as defamatory, pornographic, proprietary, harassing, libelous or creating a hostile work environment.

  Social media and similar communications have the potential to reflect on both you and Rock Creek.  We expect that you will show respect for our employees, clients, affiliates and competitors.

  1. Acknowledgment and Certification

  As a condition of employment with Rock Creek, each person is required to acknowledge that he or she has read and agrees to comply with this Code of Ethics, the form of which is included as Exhibit E.

  In addition, each Rock Creek employee is required at the end of each year to certify that he or she has complied with the Code of Ethics during the year.  This certification form is included as Exhibit F.

  V. COMPLIANCE COMMITTEE RESPONSIBILITIES

  The CCO and a Compliance Committee, composed of the members identified in the Organizational Chart attached to Rock Creek’s Compliance Manual as Exhibit A, will oversee compliance with this Code and the Compliance Manual.  If a matter brought before the CCO or the Compliance Committee involves either the CCO or a member of the Committee, that individual will recuse himself or herself from consideration of the matter.

  A. Code Updates

  The Compliance Committee will be responsible for reviewing and approving all material updates to the Code, based on recommendations presented by the CCO or her designee.

  B. Code Violations

  Upon learning of a potential violation of the Code of Ethics, the CCO will promptly inform the Compliance Committee.

  C. Code of Ethics Records

  Rock Creek will maintain, in an accessible place, the following materials:

  1. a copy of this Code;

  2. a record of any violation or “red flag” of a potential violation of this Code for the most recent seven years, and a synopsis of the actions taken in response; and

  3. a copy of the transaction reports required under this Code for the most recent seven years.

  In keeping abreast with legal and regulatory requirements, Exhibit G (Supplemental Quarterly Certification) will contain any supplemental disclosures that staff must provide to meet compliance requirements, and will be completed by staff on a quarterly basis.

  VI. INSIDER TRADING POLICY

  Rock Creek may obtain, in the course of its business, material and nonpublic information pertaining to companies whose securities are publicly or privately traded.  It is the policy of Rock Creek that its employees, officers and directors may not: (i) trade securities, either personally or on behalf of others while in possession of material nonpublic information concerning those securities or their issuer, or (ii) communicate material nonpublic information to others in violation of the law — conduct that is commonly called “insider trading.”  In every instance, Rock Creek’s Insider Trading Policy should be interpreted broadly to prevent any situation capable of impugning Rock Creek’s reputation for professionalism and integrity.  Any questions about any provision of this Policy should be directed to the CCO.

  All Rock Creek personnel are expected to conform to the legal and ethical guidelines set forth in this section.  Penalties for trading on or communicating material nonpublic information are severe.  A person can be subject to some or all of the penalties below, even if he or she does not personally benefit from the violation:

  ·    civil injunctions;

  ·    damages in a civil suit;

  ·    disgorgement of profits;

  ·    jail sentences;

  ·    heavy fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;

  ·    heavy fines for the employer or other controlling person; and

  ·    prohibition from employment in the securities industry.

  A. SCOPE OF POLICY

  The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the purchase or sale of securities while in possession of  “material nonpublic information” (also referred to as “inside information”) relating to publicly traded securities.  Note that “publicly traded” securities include those traded over-the-counter.

  1. What is Material Information?

  Information generally is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if public dissemination of it is likely to affect the price of a company’s securities.  It is irrelevant whether the information is obtained from inside or outside the firm.  Information may be material even if it relates to speculative or contingent events.  Information that is material to a decision to trade a security is also likely to be material to a decision to trade related derivatives.  Material information does not have to relate to a company’s business.  For example, in one case, the Supreme Court considered certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security as being material.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.  In some cases, knowledge of a decision, or an impending decision, to buy or sell a security for any client account or to recommend a security can constitute “material” information.

  2. What is Nonpublic Information?

  Information is nonpublic until it has been effectively disseminated in a manner making it available to investors and the marketplace generally, such as by means of a press release carried over a major news service, a major news publication, a research report or publication, a public filing made with a regulatory agency, or materials available from public disclosure services.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters, The Wall Street Journal or other publications of general circulation would be considered public.

  3. Examples of Material Nonpublic Information

  Material nonpublic information can come from within Rock Creek as well as from persons outside Rock Creek.  It may include “tips” received directly or indirectly from corporate insiders whether or not in the context of a client relationship.  Information about publicly traded securities that is disclosed to a Rock Creek officer, director or employee because any RCG Fund or client of Rock Creek is a major shareholder of a company generally should be considered material nonpublic information, if the officer, director or employee has reason to believe that the information (a) would not be furnished to other shareholders or analysts who asked for it; (b) was otherwise disclosed improperly or without the authorization of the company; or (c) was provided with an expectation that it would be maintained in confidence.

  Examples of information that, depending on the circumstances, may be material and nonpublic include, without limitation:

  ·     undisclosed financial information (e.g., company earnings information or estimates, a change in dividend policy, liquidity problems or changed projections, commencement of or developments in major litigation for which reserves might be taken);

  ·    undisclosed operating developments (e.g., new products or natural resource discoveries, changes in business operations or extraordinary management developments, large increases or decreases in orders, or potential governmental or regulatory developments);

  ·    undisclosed proposed business activities (e.g., mergers, acquisitions, sales or divestitures of substantial assets, restructuring, other market-sensitive transactions involving a company, major investments, refinancing or extraordinary borrowing or even in certain circumstances, the mere retention of an investment bank); and

  ·    undisclosed events or problems that could affect the price of a security.

  B. PROHIBITED CONDUCT

  1. Insider Trading

  Trading while in possession of material nonpublic information relating to publicly traded securities — regardless of whether it is for a client account or personal account — is a violation of the federal securities laws, punishable by imprisonment and severe fines.  Consequently, in addition to the restrictions on personal securities transactions set forth in the Code of Ethics, Rock Creek personnel are strictly prohibited from (a) trading on the basis of such material nonpublic information; and (b) communicating the information to others with the expectation that they will trade on it.  In many jurisdictions, it is not a defense that the person would have effected the same transaction or made the same recommendation even without the information.

  2. Front Running

  Rock Creek personnel may not engage in what is commonly known as “front running” or “scalping”:  the buying or selling of securities in a Covered Account, prior to a purchase or sale by an RCG Fund, a Client’s account, or a Portfolio Fund, in order to benefit from any price movement that may be caused by the RCG Fund’s or Portfolio Fund’s transactions.  Such conduct would constitute a violation not only of this Insider Trading Policy, but also of Rock Creek’s Code of Ethics.

  3. Manipulation

  Rock Creek personnel may not engage in any transactions for the purpose of raising, lowering, or maintaining the price of a security or of creating a false appearance of active trading in a security.

  Circulating unsubstantiated rumors with the intent of profiting from the effect of those rumors on market prices may be prosecuted as unlawful manipulative conduct. Rock Creek personnel should not contribute to the circulation of rumors that he or she knows, or has reasonable grounds for believing, is false or misleading and that might reasonably be expected to affect market conditions for publicly traded securities generally or improperly influence the market price of a particular security.  Discussion of unsubstantiated information is not prohibited when undertaken for purposes of establishing corroboration or source or if it relates to information published by a widely circulated public medium and its source and unsubstantiated nature are also disclosed. Because Rock Creek seeks to avoid aiding and even the appearance of aiding manipulative rumor schemes by others, Rock Creek personnel should also exercise care in trading on rumors. Before trading, it is appropriate for Rock Creek personnel to evaluate the reliability of the source, what is known about the chain of information, the likelihood of the purported origin of the information, if any, consistency with other industry knowledge, and the availability of corroboration.

  4. Personal Benefit

  Rock Creek personnel are reminded that any material nonpublic information created or obtained by Rock Creek or a RCG Fund for its business purposes is the exclusive property of Rock Creek or the Fund.  Employees are prohibited from using such information for their personal use or benefit or for any other purpose.

  C. COMPLIANCE PROCEDURES REGARDING INSIDER TRADING

  The following procedures have been established to aid Rock Creek personnel in avoiding insider trading, and to aid Rock Creek in preventing, detecting and punishing insider trading.  Rock Creek personnel must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.  Individuals with any questions about these procedures should consult the CCO.

  1. Identifying Inside Information

  Any time a person thinks that he or she may be in possession of material nonpublic information relating to securities, whether publicly traded or not, the person must report the matter immediately to the CCO.  It is also the duty of every person to remain constantly alert to possible violations of Rock Creek’s Insider Trading Policy.  Therefore, it is expected that anyone who suspects such improper use by any other person will immediately communicate the relevant facts to the CCO.

  2. Restricting Access to Material Nonpublic Information

  Information about publicly traded securities in the possession of Rock Creek personnel that is identified as material and nonpublic may not be communicated to anyone, except as authorized by the CCO.  Rock Creek personnel should not discuss the affairs of Rock Creek or any of its Funds with, or in the presence of, persons who do not have a need to know.  Rock Creek personnel should avoid such discussions in hallways, elevators, taxicabs, trains, subways, airplanes, airports, restaurants, social gatherings, and public places generally.  Use of speakerphones should be avoided in circumstances where material nonpublic information may be overheard.  Cellular telephones and mobile email should be used with care and circumspection because they are not secure.

  Rock Creek personnel should avoid placing confidential documents in office areas where they may be read by persons not authorized to read them.  Confidential documents should be stored in locked file cabinets or other secure locations; they should not be left exposed overnight on desks, printers, fax machines, or in workrooms.  Confidential databases and other confidential information accessible by computer are maintained in computer files that are password protected or otherwise secure against access by unauthorized persons.  Access is determined on a need to know basis according to staff function.

  3. Use of Consultants and Investment Contacts

  Although Rock Creek does not normally use paid consultants or unpaid investment contacts,the use of paid consultants and unpaid investment contacts should comply with this insider trading policy at all times.  Pre-approval by the CCO for the use of paid consultants or investment contacts is required.   Rock Creek personnel should never seek material non-public information from consultants or contacts.  Rock Creek personnel should not engage in any deception, including misstating your identity or the purpose of the conversations or information.  In addition, Rock Creek personnel should never offer a consultant or contact anything of value (cash or non-cash).  Rock Creek personnel may never ask questions that would induce the consultant or contact to breach any confidentiality obligations or other fiduciary duties.  Rock Creek personnel should be alert for any suggestion that the consultant or contact is expecting the Rock Creek personnel to maintain the information in confidence.  Rock Creek personnel should never agree to keep information provided by the consultant or contact confidential.  In the event Rock Creek personnel have any belief that they are in possession of material non-public information, the CCO should be consulted immediately.

  Exhibit A

  Trade Authorization Request Form

  Details regarding my request for a private securities investment are as follows:

  1) Name of issuer:                                                 Nature of issuer’s business:
  2) Is the Company: Privately Held [   ]    Publicly Traded [   ]
  3) Will you have any position as a company officer or director?Yes [  ]    No [  ]
  4) Will compensation be received?  Yes [  ]    No [  ] If so, amount to be received: $
  5) Duties in connection with investment and amount of time to be spent:
  6) How were you made aware of this investment?
  7) Do you know of any RCG clients involved in this investment?  If so, explain the client’s relationship to the entity:
  8) Amount to be invested: $
  9) Number of shares of stock outstanding:
  10) Does the investment carry an account with RCG?Yes [  ] No [  ]
  11) Where will the investment be held?

  Please provide location and account number (s)

  12) Any other information that would be helpful in determining whether to approve the request:

EMPLOYEE		MANAGER		CHIEF COMPLIANCE OFFICER
Name:		Name:		Name:
	(Please Print)		(Please Print)		(Please Print)
Position:		Position:		Position:
Signature:		Signature:		Signature:
Date:		Date:		Date:

  Exhibit B

  New Hire and Annual Disclosure of Personal Securities Holdings

  For year ending December 31, 20__

  In accordance with the RCG Code of Ethics, please provide a list of all of your Covered Accounts   [as of the most recent month end] [as of December 31st of the year set forth above].  In the event you have Securities holdings that are not held in the account(s) listed below, then please use the attached Schedule 1 to list such holdings.  Schedule 1 should contain information on all Securities held at home, in safe deposit boxes, or by an issuer.

  Please provide the following information for each account:

Name of Employee	Name of Person in whose name account is held (if different)	Relationship of account name to employee	Broker-Dealer	Broker-Dealer Phone Number	Account Number

  I certify that I have arranged for duplicate copies of all initial holdings, trade confirmations and all monthly account statements related to the accounts listed above to be sent directly to Rock Creek or its designated third party service provider by _____, 20__.  Further I certify that the Securities held in the accounts listed above and on the attached Schedule 1 (if any) constitute all of the Securities holdings that are required to be reported to Rock Creek under the Rock Creek Code of Ethics.

  Signature                                                         Date

  Please do not use this Schedule 1 unless either you have Securities holdings that are not held at an approved Broker-Dealer and included in the monthly accounts statements provided by the Broker-Dealer or such statements do not include any of those applicable items set forth below.

  SCHEDULE 1

Security Name	Type (e.g., equities, bonds, ETFs)	Ticker Symbol or CUSIP	Quantity	Price / Principal Amount	Broker, Dealer, Bank or Custodian	Account Number

  Exhibit C

  Quarterly Disclosure of Personal Securities Transactions and New Covered Accounts

  Personal Securities Transactions

  For quarter ending _____________________

  In accordance with the RCG Code of Ethics, please provide a list of all of your Covered Accounts   [as of the most recent month end] [as of December 31st of the year set forth above] and confirm that you have arranged for the Broker-Dealer to deliver trade confirmations and all monthly account statements related to these accounts directly to Rock Creek or its designated third party service provider.  In the event you have engaged in Securities Transactions (the purchase or sale of Securities,   including the writing of an option or purchase or sell a Security) that are not reflected in the confirmations and statements for the account(s) listed below, then please use the attached Schedule 1 to list such transactions.  Schedule 1 should contain information on all Securities held at home, in safe deposit boxes, or by an issuer.

  Please provide the following information for each account:

Name of Employee	Name of Person in whose name account is held (if different)	Relationship of account name to employee	Broker-Dealer	Broker-Dealer Phone Number	Account Number

  I certify that I have arranged for duplicate copies of all initial holdings, trade confirmations and all monthly account statements related to the accounts listed above to be sent directly to Rock Creek or its designated third party service provider by _____, 20__.  Further I certify that the Securities held in the accounts listed above and on the attached Schedule 1 (if any) constitute all of the Securities holdings that are required to be reported to Rock Creek under the Rock Creek Code of Ethics.

  Signature                                                         Date

  Alternate Quarterly Certification

  I certify that I have not engaged in any Securities Transactions during the prior quarter.

  Signature                                                         Date

  Name:

  New Covered Accounts

  For quarter ending ____________________

  In accordance with the RCG Code of Ethics, please provide a list of all new Covered Accounts established during the reporting period.

  Broker at which Covered Account was established:  __________________________________________________________
  The date when the Covered Account was established:  ______________________
  Account Number:  __________________________________________

  I certify that this form and the attached statements (if any) constitute all of the Securities in my Covered Accounts.  I further certify that this form constitutes all of the new Covered Accounts established during the reporting period.

  Signature                                                         Date

  Alternate Quarterly Certification

  I certify that I have not opened any new Covered Account during the prior quarter.

  Signature                                                         Date
  Name:

  Please do not use this Schedule 1 unless either you have Securities Transactions that are not provided on the statements provided by your Broker-Dealer or such statements do not include any of those applicable items set forth below.

  SCHEDULE 1

Date	Security Name	Type (e.g., equities, bonds, ETFs)	Ticker Symbol or CUSIP	Quantity	Price / Principal Amount	Interest Rate & Maturity Date (If Applicable)	Nature of Transaction (e.g., buy/sell)	Broker, Dealer or Bank Name

  Exhibit D

  Disclosure of Corporate/Nonprofit Directorships

  For quarter ending ______________________

  In accordance with The Rock Creek Group, LP Code of Ethics, please provide a list of all boards of directors or trustees on which you serve.  This list should include directorships for both not-for-profit organizations and for-profit corporations.

  __________________________________________________________________

  __________________________________________________________________

  __________________________________________________________________

  __________________________________________________________________

  __________________________________________________________________

  (Attach separate sheet if necessary.)

  I certify that this form and the attached statements (if any) disclose all directorships or trusteeships that I presently hold.

  ________________________________
  Employee Signature

  Name:

  Dated:  _____________

  ALTERNATE CERTIFICATION

  The following alternate certification may be completed, as applicable, for any quarter except a quarter ending December 31st:

  I certify that the directorships or trusteeships that I presently hold have not changed since I last completed the Disclosure of Corporate/Nonprofit Directorships form.

  ________________________________
  Employee Signature
  Name:

  Dated:  _______________

  Exhibit E

  Acknowledgment of Receipt of Compliance Manual and Code of Ethics

  (Last revised __________)

  I acknowledge that I have received the Compliance Manual and Code of Ethics of The Rock Creek Group, LP and its affiliated entities.

  In accordance with the Code of Ethics, I will fully disclose the Securities holdings and transactions in my Covered Accounts (as defined in the Code of Ethics);

  I will read and comply with the Code of Ethics and Compliance Manual in all respects; and

  I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

  ________________________________
  Employee Signature

  ________________________________
  Print Name

  Dated:  _____________

  Exhibit F

  Annual Certification of Compliance

  (Last revised ____________)

  I acknowledge that I have received and am familiar with the Compliance Manual and the Code of Ethics of The Rock Creek Group, LP and its affiliated entities (“RCG”).

  I certify that during the past year:

  Since my date of employment with RCG or the date of execution of my last Annual Certification of Compliance, whichever is later, I have complied fully with all applicable federal and state laws, regulatory and self-regulatory organization requirements and the policies and procedures contained in the Code of Ethics and Compliance Manual;

  In accordance with the Code of Ethics, I have fully disclosed the Securities holdings and transactions in my Covered Accounts (as defined in the Code of Ethics) and I have sought and received preclearance for those securities transactions in my personal securities accounts that require pre-clearance;

  In accordance with the Code of Ethics, I have disclosed all service on the board of directors of any company, and have not served on the board of directors of any company (except not-for-profit organizations) without having obtained prior authorization from the CCO;

  In accordance with the Political Activity Compliance Policy, I hereby acknowledge that I have received RCG’s Political Activity Compliance Policy, have read the policy and have had the opportunity to ask the CCO or my immediate supervisor questions about the policy.  I further acknowledge that I am bound by the policy as a condition of continued employment and have and will comply with the terms of such policy; and

  I have complied with the Compliance Manual and Code of Ethics in all respects.

  ________________________________
  Employee Signature

  ________________________________
  Print Name

  Dated:  _____________

  Exhibit G

  Supplemental Quarterly Certification

  For quarter ending ____________________

  The following is a list of gifts and entertainment either received or given by the undersigned during this period relating directly or indirectly to employment at The Rock Creek Group, LP (Please specify whether such gift or entertainment was either received or given):

  The following is a list of any one-on-one meetings at conferences I attended that were sponsored by brokers.  (Such list should contain the date, name of broker, and name of any corporate insiders and their companies.)

  The following are the Creditors Committees on which I have served during this period:

  The following are the publicly-traded companies on which I serve as an officer:

  The following is a list of any seminars, conferences, or other programs I attended that were conducted, offered or paid for, directly or indirectly by research providers or broker-dealers during this period:

  If I am one of the Adviser’s officers, directors, portfolio managers or traders, the following is a list of my relatives who are employed or affiliated with a hedge fund or a broker-dealer firm, including their position and the name of the firm:

  Additional certification for principals of Adviser only:

  The following is a list of any political and charitable contributions made by the Adviser:

  ________________________________
  Employee Signature

  ________________________________
  Print Name

  Dated:  _____________

Wells Fargo entities are not “affiliated entities” of Rock Creek for purposes of the Rock Creek Group Code of Ethics.

Covered Account means: a) any personal securities account; b) any joint or tenant-in-common securities account in which the employee is a participant; c) any securities account of the employee’s spouse, domestic partner, minor children, or other family members sharing the same household; d) any securities account over which the employee acts as trustee, executor, or custodian or has similar powers of attorney for the benefit of the employee, the employee’s spouse, life partner, minor children, or other family sharing the same household; and e) any other securities account in which the employee has beneficial ownership, directly or indirectly.

Securities include: stock; notes; debentures; limited partnership interests; limited liability company interests; investment contracts;  exchange-traded funds (“ETFs”), including those organized as mutual funds; and all derivative instruments, such as options and warrants, that are related to the foregoing.  “Securities” do not include direct obligations of the U.S. government; money market instruments; bankers’ acceptances; bank certificates of deposit; commercial paper; repurchase agreements and other high quality short-term debt instruments; shares of money market funds; shares of open-end mutual funds (unless RCG or an affiliate acts as the investment adviser or principal underwriter for the fund); interests in 529 Plans where the investment adviser or its control affiliate does not manage, distribute, market, or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan that is a college savings plan; and units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

Covered Account means: a) any personal securities account; b) any joint or tenant-in-common securities account in which the employee is a participant; c) any securities account of the employee’s spouse, domestic partner, minor children, or other family members sharing the same household; d) any securities account over which the employee acts as trustee, executor, or custodian or has similar powers of attorney for the benefit of the employee, the employee’s spouse, life partner, minor children, or other family sharing the same household; and e) any other securities account in which the employee has beneficial ownership, directly or indirectly.

Securities include: stock; notes; debentures; limited partnership interests; limited liability company interests; investment contracts;  exchange-traded funds (“ETFs”), including those organized as mutual funds; and all derivative instruments, such as options and warrants, that are related to the foregoing.  “Securities” do not include direct obligations of the U.S. government; money market instruments; bankers’ acceptances; bank certificates of deposit; commercial paper; repurchase agreements and other high quality short-term debt instruments; shares of money market funds; shares of open-end mutual funds (unless RCG or an affiliate acts as the investment adviser or principal underwriter for the fund); interests in 529 Plans where the investment adviser or its control affiliate does not manage, distribute, market, or underwrite the 529 Plan or the investments and strategies underlying the 529 Plan that is a college savings plan; and units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.